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                                  SCHEDULE II

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                            (In thousands of dollars)

                                                           ADDITIONS                     SUBTRACTIONS
                                                  -------------------------       --------------------------
                                                  PROVISIONS        FROM                          ACCOUNTS
                                 BALANCE AT       FOR LOSSES    ACQUISITION                      WRITTEN OFF     BALANCE
                                 BEGINNING        ON ACCOUNTS       OR               FROM          NET OF        AT END
        YEAR ENDED               OF PERIOD        RECEIVABLE    DIVESTITURE       DIVESTITURE    RECOVERIES     OF PERIOD
        ----------               ---------        -----------   -----------       -----------    -----------    ---------
December 31, 1999.............     25,899           11,905            --               --          12,855         24,949
December 31, 2000.............     24,949           17,945         2,367               --          28,932         16,329
December 31, 2001.............     16,329            8,945         3,515               --          14,212         14,577
December 31, 2002.............     14,577           10,937            --               --          16,205          9,309
December 31, 2003.............      9,309           11,038            --               --           8,655         11,692

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                  REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Extendicare Health Services, Inc.:


Under date of February 6, 2004, we reported on the consolidated balance sheets of Extendicare Health Services, Inc. and Subsidiaries (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in the Company's 2003 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 14. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 2 of the consolidated financial statements, the Company changed its method of accounting for goodwill effective January 1, 2002.


/s/ KPMG LLP


Milwaukee, Wisconsin
February 6, 2004